                          INDUSTRIAL LEASE AGREEMENT




                                    between





                         Lakefront Limited Partnership
                                  (Landlord)





                                      and





                        Hathaway Industrial Automation
                                   (Tenant)











                                  Lakefront I
                                  (Building)


                            102-108 Lakefront Drive
                             Hunt Valley, MD 21030
                                   (Address)

                           INDUSTRIAL LEASE AGREEMENT


     THIS LEASE AGREEMENT ("Lease") is made this 30th day of April, 1997, by and between Lakefront Limited Partnership (the "Landlord") and Hathaway Industrial Automation, a corporation, formed and existing under the laws of the State of Colorado (the "Tenant").

     WITNESSETH, that for good and valuable consideration, the Landlord hereby leases to the Tenant, and the Tenant hereby leases from the Landlord, certain space containing an agreed-upon amount of 13,650 square feet of floor area (the "Premises") in an industrial building known as Lakefront I(the "Building"), as more particularly shown on the floor plan attached hereto as Exhibit A, which Building together with other real property and improvements is located at 102-108 Lakefront Drive in Hunt Valley, MD (collectively the "Property"), all upon the following terms and conditions:

                                ARTICLE I - TERM
                                ----------------

     (S)1.01 Length.

     This Lease shall be for a term (the "Term") which begins on that date (the "Commencement Date") which is the earlier of (i) May 1, 1997 (the "Target Date"), or (ii) the first date on which the initial improvements to the Premises described in (S)5.01 below are substantially complete. The Term shall be for five (5) years and one (1) month and shall expire at midnight on the last day of the calendar month in which the term shall end (the "Expiration Date"). In the event that the Tenant enters into occupancy of the Premises prior to the Commencement Date for the purpose of constructing improvements or installing fixtures therein (and without conducting business therein), then all terms of this Lease except that regarding the payment of rent and other charges shall apply to such occupancy.

     (S)1.02 Confirmation.

     Landlord shall, within 30 days after the commencement of the Term, confirm to Tenant in writing the actual dates of the Commencement Date and the Expiration Date.

     (S)1.03 Surrender.

     The Tenant shall at the expiration of the Term or any earlier termination of this Lease (a) promptly surrender to the Landlord possession of the Premises, including any fixtures or other improvements which under the provisions of this Lease are property of the Landlord, all in good order and repair (ordinary wear and tear excepted) and broom clean, (b) remove therefrom the Tenant's signs, goods and effects and any machinery, trade fixtures and equipment used in conducting the Tenant's trade or business and not owned by the Landlord, and (c) repair any damage to the Premises or the Building caused by such removal.

     (S)1.04 Holding Over.

     If the Tenant continues to occupy the Premises beyond the Expiration Date or any earlier termination of this Lease, such occupancy shall be subject to all of the same terms and conditions as are contained in this Lease, except that the rental payable during the period of such occupancy shall be equal to one and one half times the amount of all Rent (defined herein) which was last in effect during the Term. Nothing in the foregoing shall be deemed in any way to limit or impair the Landlord's right to immediately evict the Tenant or exercise its other rights and remedies under the provisions of this Lease or applicable law, including collection of consequential damages, on account of the Tenant's occupancy of the Premises without having obtained Landlord's prior consent.


                                ARTICLE II - RENT
                                -----------------

     (S)2.01 Base Rent.

     Tenant shall pay a minimum annual rental in each one-year period during the Term hereof which shall be referred to hereinafter as "Base Rent." Base Rent shall be calculated and increased for each such year as follows:

          (1) Base Rent for the first one-year period in the Lease Term shall be the sum of $137,353.13, payable as follows: First and second month at $6,540.63 each; third through twelfth month at $12,427.19 each.

          (2) Base Rent for the second one-year period in the Lease Term shall be the sum of $161,684.25, payable in equal monthly installments of $13,473.69 each.

          (3) Base Rent for the third one-year period in the Lease Term shall be the sum of $166,530.00, payable in equal monthly installments of $13,877.50 each.

          (4) Base Rent for the fourth one-year period in the Lease Term shall be the sum of $171,580.50, payable in equal monthly installments of $14,298.38 each.

          (5) Base Rent for the fifth one-year period in the Lease Term shall be the sum of $176,631.00, payable in equal monthly installments of $14,719.25 each.

     (S)2.02 Real Estate Taxes.

     Commencing after the end of the tax/fiscal year in which the Commencement Date falls, Tenant shall pay to Landlord in each year of the Term a proportionate share of the amount, if any, by which the Real Estate Taxes (defined below) applicable to the Property in each such year or part year exceeds $0.65 per square foot. For these purposes, the fraction used in determining the Tenant's proportionate share of such items shall be 26.45% (the "Proportionate Share"), which is the fraction reached by dividing the number of rentable square feet of the Premises set forth on page 1 hereof by 51,610, which is the total number of rentable square feet in the Building. The term "Real Estate Taxes" shall be construed to mean any and all real property taxes, assessments, sewer rates, ad valorem charges, rents and charges, front foot benefit charges, all other governmental impositions in the nature of any of the foregoing, and all costs and expenses (including attorneys' fees and costs of court or other proceedings) incurred in contesting property tax assessments or any other such governmental impositions. Tenant shall not be entitled to any credit or rebate in the event Real Estate Taxes during any one year in the Term are lower than the Base Real Estate Taxes. Notwithstanding anything herein to the contrary, in calculating the

Tenant's Proportionate Share for any year, Landlord shall have the right to include in "Real Estate Taxes" all of the same taxes and assessments that are imposed on other real property which is adjacent to the Property or part of the same complex, provided that for such calculations the denominator used in determining the Tenant's Proportionate Share shall include the rentable square footage of all buildings on such adjacent property.

     (S)2.03 Insurance Costs.

     Commencing after the end of the calendar year in which the Commencement Date falls, Tenant shall pay to Landlord in each year of the Term a proportionate share of the amount, if any, by which the Insurance Costs (defined below) applicable to the Property in each such year or part year exceeds $0.04 per square foot. For these purposes, the fraction used in determining the Tenant's proportionate share of such items shall be the Proportionate Share set forth in (S)2.02 above. The term "Insurance Costs" shall be construed to mean any and all costs of liability, casualty and other insurance obtained by Landlord in connection with the Building and the Property. Tenant shall not be entitled to any credit or rebate in the event Insurance Costs during any one year in the Term are lower than the Base Insurance Costs. Notwithstanding anything herein to the contrary, in calculating the Tenant's Proportionate Share for any year, Landlord shall have the right to include in "Insurance Costs" all of the same costs of insurance for other real property which is adjacent to the Property or part of the same complex, provided that for such calculations the denominator used in determining the Tenant's Proportionate Share shall include the rentable square footage of all buildings on such adjacent property.

     (S)2.04 Operating Expenses.

     Tenant shall pay to Landlord in each year or part year of the Term a proportionate share of the Operating Expenses (defined below) over and above the amount of $0.56 per rentable square foot in the Property for each such year or part year. Tenant shall pay its Proportionate Share of snow and ice removal for each such year within thirty (30) days of billing. For these purposes, the fraction used in determining the Tenant's proportionate share of such items shall be the Proportionate Share set forth in (S)2.02 above. "Operating Expenses" shall mean all expenses, costs and disbursements of every kind and nature incurred in connection with the ownership, management, maintenance, repair and operation of the Building and Property, including but not limited to the following: (1) cost of wages and salaries of all employees engaged in the operation and maintenance of the Building and surrounding grounds and common areas, including but not limited to payroll taxes, insurance and benefits; (2) cost of all supplies and materials used in the operation, maintenance and repair of the Building and all other portions of the Property; (3) cost of any utilities which are not submetered directly to tenant spaces; (4) costs incurred under all maintenance and service agreements for the Building, including but not limited to security (if any), trash removal and landscaping; (5) cost of repairs and general maintenance to the Building; (6) costs of restriping, repairing and replacing the parking areas at the Property and the removal of snow and ice therefrom; (7) property management fees and expenses; (8) cost of audit and accounting services; (9) the costs of any repairs, replacements or capital improvements required or made necessary by law or changes in law; (10) cost of any capital improvements made to the Building that, in Landlord's reasonable judgment, will reduce other operating expenses or increase energy efficiency, provided such costs are amortized in accordance with generally accepted accounting principles ("GAAP") at such rates as may have been paid by Landlord on funds borrowed for the purpose of constructing such capital improvements or, if no such funds were borrowed, at such reasonable rates as are not in conflict with GAAP; and (11) cost of any licenses or permits required by any public authority. For purposes of this provision, Operating Expenses shall not include
(a) the cost of capital improvements (except as expressly provided above), (b) the costs of tenant improvements within tenant spaces, (c) ground rent or debt service, or (d) depreciation. Notwithstanding anything herein to the contrary, in calculating the Tenant's

Proportionate Share for any year, Landlord shall have the right to include in "Operating Expenses" all of the same operating expenses as are described above that are incurred in connection with other real property which is adjacent to the Property or part of the same complex, provided that for such calculations the denominator used in determining the Tenant's Proportionate Share shall include the rentable square footage of all buildings on such adjacent property.

     (S)2.05 When Due and Payable.

     (A) All rent, charges, expenses and other sums due in any connection with this Lease, except for Base Rent, are deemed to be rental obligations and shall be referred to hereinafter as "Additional Rent." All Base Rent and Additional Rent are sometimes hereinafter together referred to as "Rent."

     (B) The Base Rent for each year (or part thereof) during the Term shall be due and payable in 12 consecutive, equal monthly installments, in advance, on the first day of each calendar month during the Term, provided that the first two full month's installment of Rent shall be due upon execution of this Lease. All payments shall be sent to the notice address shown in this Lease, or to such other address as Landlord may designate in writing.

     (C) Tenant shall pay all Additional Rent within 30 days after being billed therefor by Landlord. However, Landlord may, at its discretion, (a) make from time to time during the Term a reasonable estimate of the Additional Rent which may become due for any year, (b) require the Tenant to pay to the Landlord such Additional Rent in equal installments at the time and in the manner that the Tenant is required hereunder to pay monthly installments of Base Rent, and (c) at the Landlord's reasonable discretion, increase or decrease from time to time during such year the amount initially estimated for such year, all by giving the Tenant written notice thereof. In such event, the Landlord shall cause the actual amount of such Additional Rent to be calculated, and the Tenant or the Landlord shall within 30 days pay to the other the amount of any deficiency or overpayment, whichever the case may be.

     (D) Landlord shall have the right to apply any payment of Rent by Tenant to any amounts outstanding, in any order, in Landlord's sole discretion. Acceptance by Landlord of any partial payment of Rent shall not be deemed a waiver or satisfaction of the Tenant's obligation to pay all remaining amounts of Rent hereunder, which amounts shall remain due in their entirety according to the terms of this Lease.

     (S)2.06 Proration.

     All items of Rent shall be prorated, based on actual days elapsed, for any month during the Term which is not a full calendar month or in which two different rental rates are applicable. Appropriate prorations shall also be made in determining the Tenant's Proportionate Share of increases in Real Estate Taxes to the extent the tax/fiscal year is not a calendar year. If only part of any calendar year falls within the Term, the amount computed as Additional Rent for such calendar year under the foregoing provisions of this section shall be appropriately prorated, but the expiration of the Term before the end of a calendar year shall not limit the Tenant's obligation hereunder to pay the prorated portion of Additional Rent applicable to that portion of such calendar year falling within the Term.

     (S)2.07 Late Penalties.

     Each such payment of Rent shall be made promptly when due, without any demand, deduction or setoff whatsoever, at the place directed by Landlord. Any payment of Rent not made when due shall, at Landlord's sole option, bear interest at the rate of 18% per annum from the due date until paid.

Additionally, any payment of Rent not paid within 10 days of when due shall be considered delinquent and subject to a late payment charge, for each occurrence of delinquency, of 5% of the amount overdue and payable. This late payment charge shall be in addition to the interest provided for above and shall be due and payable with the next succeeding Rent payment. The obligation to pay Rent shall survive termination of this Lease.

     (S)2.08 Security Deposit.

     Upon signing this Lease, Tenant shall deposit with the Landlord the sum of $13,081.25, which shall be retained by the Landlord as security for the Tenant's payment of Rent and performance of all of its other obligations under the provisions of this Lease. On the occurrence of an Event of Default (as defined herein), the Landlord shall be entitled, at its sole discretion, to (i) apply any or all of such sum in payment of any Rent then due and unpaid, any expense incurred by the Landlord in curing any such default, and/or any damages incurred by the Landlord by reason of such default (including but not limited to attorneys' fees), in which event Tenant shall immediately restore the amount so applied, and/or (ii) to retain any or all of such sum in liquidation of any or all damages suffered by the Landlord by reason of such default. However, the foregoing shall not serve in any event to limit the rights, remedies and damages accruing to Landlord under Article XIV or any other provision of this Lease on account of default by Tenant. The security deposit shall not be applied to the last month's installment of Rent; rather, upon the termination of this Lease, any of such security deposit then remaining shall be returned to the Tenant. Such security deposit shall not bear interest while being held by the Landlord hereunder.


                          ARTICLE III - USE OF PREMISES
                          -----------------------------

     (S)3.01 Use.

     The Tenant shall use the Premises as general office use, engineering and light assembly and not for any other purpose whatsoever.

     (S)3.02 Laws.

     Tenant shall comply with any and all federal, state and local laws, ordinances and regulations, including but not limited to zoning laws and the Americans With Disabilities Act, applicable to the Premises, to the Tenant's use of the Premises or to any common areas of the Property, and Tenant shall make any changes or improvements to the Premises required thereby, subject to (S)5.03 hereof.

     (S)3.03 Common Areas.

     The Landlord hereby grants to the Tenant a non-exclusive license to use all common areas of the Building and the surrounding grounds which are manifestly designed and intended for common use by the occupants of the Building, all for pedestrian ingress and egress to and from the Premises. Such license shall be exercised in common with the Landlord and other tenants and their respective employees and invitees and in accordance with any Rules and Regulations promulgated from time to time pursuant to the provisions of Article XI.

     (S)3.04 Relocation.

     INTENTIONALLY DELETED

                   ARTICLE IV - INSURANCE AND INDEMNIFICATION
                   ------------------------------------------

     (S)4.01 Tenant's Insurance.

     The Tenant shall procure and maintain, at its expense and throughout the Term, the following insurance:

             (a)      Commercial General Liability against loss for bodily
                  injury and property damage in conjunction with the Lease of Premises as described herein or arising out of the use thereof by the Tenant or its agents, employees, invitees and licensees, with limits of $1,000,000 Each Occurrence $2,000,000 General Aggregate.

             (b)      Intentionally deleted


             (c)      All-risk casualty insurance covering all alterations and
                  improvements to the Premises (regardless of ownership) and all inventory, equipment and other property of the Tenant in the Premises up to the replacement value of such property. Property coverage shall be written on an ISO Special Form or its equivalent. Insurance coverage shall extend to all tenant improvements and betters to the Premises (regardless of ownership) and all furniture, fixtures, stock and other property of the Tenant on the Premises for its replacement cost. The Commercial General Liability policy shall name the Landlord, the Landlord's managing agent as additional insureds. The policy shall not be canceled or non-renewed without giving 30 days prior written notice to Landlord. At least 30 days before the commencement date, the Tenant shall provide to Landlord a certificate of insurance. Tenant shall provide renewal certificate of insurance within 30 days after policy expiration to Landlord. The policy be issued by an insurer of recognized responsibility licensed to issue such policy in the state in which the premises are located and having a Best's rating of A- or better.

     (S)4.02 Landlord's Insurance.

     The Landlord shall maintain throughout the Term all-risk or fire and extended coverage insurance upon the Building in an amount of at least 80% of the replacement value thereof. The cost of the premiums for such insurance and of each endorsement thereto shall be deemed to be Insurance Costs, of which Tenant pays a proportionate share, for purposes of (S)2.03 hereof. Furthermore, Tenant shall pay, as Additional Rent and as billed by Landlord, the entire amount of any increase in premiums for any insurance obtained by Landlord which occurs solely due to the particular use of the Premises by Tenant.

     (S)4.03 Waiver of Subrogation.

     Landlord and Tenant agree that neither shall be liable to the other for loss or injury to the extent such loss or injury is required to be insured against hereunder. This agreement shall be binding whether or not such loss or injury is caused by negligence of either party or their contractors, agents, employees, invitees or licensees. Each party further agrees that each will cause its policies of insurance to contain a clause providing that the insurance shall not be invalidated should the insured waive in writing prior to a loss any or all right of recovery against any person or entity for loss covered by such insurance.

     (S)4.04 Indemnification.

     Landlord and Tenant each hereby each agree to indemnify and hold the other party harmless from and against any cost, damage, claim, liability or expense (including attorney's fees) incurred by or claimed against such other party, directly, as a result of or in any way arising from such party's use and occupancy of the Premises or in any other manner which relates to the business of Tenant. The liability of Landlord and Tenant to indemnify the other shall not extend to any matter against which such other party shall be effectively protected by insurance, provided however, that if any such liability exceeds the amount of effective and collectable insurance, said liability shall apply to such exce(S) Furthermore, Tenant acknowledges that Landlord is not responsible for any theft, damage, or other loss, regardless of the reason or cause, to the equipment, appliances, furniture, or other personal property of the Tenant or Tenant's employees or customers occurring in or about the Premises except for the Landlord's gross negligence or misconduct.

                      ARTICLE V - IMPROVEMENTS TO PREMISES
                      ------------------------------------

     (S)5.01 Initial Improvements.

     (A) Certain improvements shall be constructed in the Premises according to the space plan attached hereto as Exhibit B-1 (the "Space Improvements") for the purpose of initially preparing the Premises for occupancy by Tenant, at a total cost to the Landlord not to exceed $120,895.00 for building standard improvements as outlined on Exhibit B-2 attached hereto. Any space improvement costs over $120,895.00 shall be paid by Tenant.

     (B) All costs and expenses of designing and constructing the Space Improvements described in P. (A) above shall be paid as follows:

             (1) Any amount to be paid by Landlord as an allowance for construction of the Space Improvements (the "Allowance") shall be as set forth on Exhibit B-1 hereto. Such Allowance may be applied towards (i) the costs of designing the space plan in Exhibit B-1 and all of the plans and specifications for the Space Improvements, including mechanical and electrical drawings, and
(ii) the costs of constructing the Space Improvements, including but not limited to all fees, costs and expenses paid under construction contracts and subcontracts, construction managers' fees, costs and expenses, the costs of materials, supplies, permits and other items, and any other out-of-pocket expenditures incurred in connection with such construction. Such Allowance shall not be paid for any other costs or purposes. Tenant shall pay any and all costs of designing and constructing the Space Improvements which are in excess of the Allowance of $120,895.00.

             (2) If the Space Improvements are to be constructed by Landlord, Tenant shall pay to Landlord the amount by which the total costs to Landlord of designing and constructing the Space Improvements exceeds the Allowance within 15 days after receiving Landlord's written statement of such costs.

     (C) If the Space Improvements are to be constructed by Landlord, Landlord shall use commercially reasonable efforts to complete such improvements on or before the Target Date set forth in (S)1.01 hereof, but Landlord shall have no liability to the Tenant hereunder if prevented from doing so due to strike or other labor troubles, governmental restrictions, failure or shortage of utility service, national or local emergency, accident, flood, fire or other casualty, adverse weather condition, other act of God, inability to obtain a building permit or a certificate of occupancy, or any other cause beyond the

Landlord's reasonable control. In such event, the Commencement Date and Expiration Date shall be postponed for a period equaling the length of such delay. However, if any delay in completion of the Space Improvements or in delivering possession of the Premises to Tenant are caused by Tenant, including but not limited to failure of Tenant to timely respond to submissions by Landlord under P. (A) of this section above or Tenant's requesting changes in the Space Improvements which delay completion thereof, then Tenant shall commence all of its obligations hereunder (including the payments of Rent), and all terms herein shall be effective and binding, on that date reasonably calculated by Landlord or its contractor as the date on which Landlord would have substantially completed the Space Improvements if not for such delay.

     (S)5.02 Signs.

     Tenant shall not install or erect any signs or advertisements at or on the Premises or which are visible from the exterior thereof without the prior written approval of Landlord. All signs shall be in strict conformity with guidelines or sign criteria as outlined on Exhibit D attached hereto, adopted by Landlord with respect to the Building.

     (S)5.03 As-is Condition.

     Except for any work described in Exhibit B-1 which is to be performed by Landlord, Tenant acknowledges and agrees that the Premises shall be leased hereunder in as-is condition without warranty as to condition, suitability for a particular purpose or any other matter whatsoever.

     (S)5.04 Tenant's Alterations.

     The Tenant shall not make any alteration, addition or improvement to the Premises, whether structural or nonstructural and including any signs or other items which may be visible from the exterior of the Premises, without the Landlord's prior written consent. Tenant shall provide such drawings, plans and specifications as are requested by Landlord in reviewing any such proposed improvements. If the Landlord consents to any such proposed alteration, addition or improvement, it shall be made at the Tenant's sole expense (and the Tenant shall hold the Landlord harmless from any cost incurred on account thereof), and at such time and in such manner as to not unreasonably interfere with the use and enjoyment of the remainder of the Property by any other tenant or other person. All such alterations and improvements shall comply in all respects with any and all applicable federal, state and local laws, ordinances and regulations, including but not limited to zoning laws and the Americans With Disabilities Act and regulations promulgated thereunder. Furthermore, Tenant shall indemnify Landlord from all damages, losses or liability arising from such alterations or improvements or the construction thereof by Tenant or by any other party other than Landlord.

     (S)5.05 Mechanics' Liens.

     The Tenant shall (a) immediately bond or have released any mechanics', materialman's or other lien filed or claimed against any or all of the Premises, the Building, or any other property owned or leased by the Landlord by reason of labor or materials provided for the Tenant or any of its contractors or subcontractors, or otherwise arising out of the Tenant's use or occupancy of the Premises, and (b) defend, indemnify and hold harmless the Landlord against and from any and all liability or expense (including but not limited to attorneys' fees) incurred by the Landlord on account of any such lien or claim.

     (S)5.06 Fixtures.

     Any and all improvements, repairs, alterations or other property attached to, used in connection with or otherwise installed within the Premises by the Landlord or the Tenant shall, immediately on the completion of their installation, become the Landlord's property without payment therefor by the Landlord. However, upon the expiration of the Term, Tenant shall have the right to remove any furniture, inventory and equipment which is not affixed to the Premises or paid for by Landlord through the Allowance or otherwise.


                     ARTICLE VI - UTILITIES AND MAINTENANCE
                     --------------------------------------

     (S)6.01 Utilities.

     Tenant shall be responsible for arranging directly with suppliers to provide, at Tenant's expense, any electricity, gas or other services which are required by Tenant in its operations and metered to the Premises. In addition, Tenant shall pay the costs of upgrading or extending utility pipes, wires, lines and the like to the Premises as necessary, and all such work shall be performed in accordance with (S)5.03 hereof. Any water or other utilities not metered directly to the Premises shall be charged to Tenant as part of its Proportionate Share of Operating Expenses pursuant to (S)2.04 above.

     (S)6.02 Disproportionate Use.

     Landlord shall have the right from time to time, using meters or other methods, to measure the consumption of any utilities at the Premises which have not been previously metered. In the event Landlord determines Tenant is consuming a disproportionate amount of any utility at the Premises in relation to other tenants, Landlord may, at its option, either (a) require Tenant to pay monthly as Additional Rent the costs of the excess utilities consumed by Tenant over the average of that consumed by other tenants in the Building, as estimated by Landlord in its reasonable discretion, or (b) install at Tenant's expense a meter gauging consumption of the respective utility at the Premises, in which event Tenant shall arrange and pay for such utility directly with the supplier thereof according to (S)6.01 above. Tenant shall pay any costs of metering within 30 days after Landlord furnishes Tenant with a statement of such costs.

     (S)6.03 Maintenance by Tenant.

     Tenant shall at all times maintain the interior of the Premises (including all HVAC, plumbing, sprinkler and electrical systems serving the Premises and all plate glass or other windows and doors), together with any signs installed by Tenant and permitted under (S)5.02 above, in a good, clean and safe repair and condition, ordinary wear and tear excepted. In furtherance of the above, Tenant covenants and agrees to obtain a maintenance, repair, and service contract on the HVAC system, said contract to be on such terms and with such company as shall be approved reasonably by Landlord and delivered to Landlord within thirty (30) days after commencement of the Term. Tenant shall not exceed the floor load which is standard to the Building with equipment or other heavy objects.

     (S)6.04 Maintenance by Landlord.

     Landlord shall furnish, supply and maintain in good order and repair the roof, foundation and other structural portions of the Building.

     (S)6.05 Interruption.

     The Landlord shall have no liability to the Tenant on account of any failure, modification or interruption of electricity, water or other utility or HVAC or other service, but in the event of interruption Landlord shall take reasonable steps to provide for the resumption of such service to the extent the same is within Landlord's control.


                          ARTICLE VII - RIGHT OF ENTRY
                          ----------------------------

     (S)7.01 Right of Entry.

     Landlord and its agents and contractors shall be entitled to enter the Premises at any time (a) to inspect the Premises, (b) to exhibit the Premises to any existing or prospective purchaser, tenant or mortgagee thereof, (c) to make any alteration, improvement or repair to the Building or the Premises, or (d) for any other purpose relating to the operation or maintenance of the Property, all provided that the Landlord shall (1) give the Tenant at least 24 hours' prior notice of its intention to enter the Premises (unless doing so is impractical or unreasonable because of emergency), and (2) use reasonable efforts to avoid interfering with the Tenant's use and enjoyment thereof.


                            ARTICLE VIII - CASUALTIES
                            -------------------------

     (S)8.01 General.

     If the Premises are damaged by fire or other casualty during the Term, then the following shall apply:

     (A) The Landlord shall restore the Premises with reasonable promptness, taking into account the time required by the Landlord to effect a settlement with, and to procure any insurance proceeds from, any insurer against such casualty, to substantially the same condition as existed immediately before such casualty. Landlord may temporarily enter and possess any or all of the Premises for such purpose. The Landlord shall not be obligated to repair, restore or replace any fixture, improvement, alteration, furniture or other property owned or installed by the Tenant.

     (B) The times for commencement and completion of any such restoration shall be extended for the period of any delay arising due to force majeure causes beyond the Landlord's control. If the Landlord undertakes to restore the Premises and such restoration is not accomplished within 180 days plus the period of any extension for force majeure as aforesaid, the Tenant may terminate this lease by giving written notice thereof to the Landlord within 30 days after the expiration of such period as so extended.

     (C) From the time of such casualty to the completion of restoration as described above, Tenant's rental obligations shall be abated proportionately from that portion of the Premises which is rendered untenantable as a result of the casualty.

     (S)8.02 Substantial Destruction.

     Anything contained in the foregoing provisions of this section to the contrary notwithstanding:

     (A) If during the Term the Building is so damaged by fire or other casualty that (a) either the Premises or the Building are rendered substantially unfit for occupancy, as reasonably determined by the

Landlord, or (b) the Building is damaged to the extent that the Landlord elects to demolish the Building, or if any mortgagee or lender requires that any or all of the insurance proceeds issued on account thereof be used to retire any or all of the debt secured by its mortgage, then in any such case the Landlord may elect to terminate this Lease as of the date of such casualty by giving written notice thereof to the Tenant within 60 days after such date; and

     (B) In such event, (1) the Tenant shall pay to the Landlord the Base Rent and any Additional Rent payable by the Tenant hereunder and accrued through the date of such casualty, (2) the Landlord shall repay to the Tenant any and all prepaid Rent for periods beyond such casualty, and (3) the Landlord may enter upon and repossess the Premises without further notice.

     (S)8.03 Tenant's Negligence.

     Anything contained in any provision of this Lease to the contrary notwithstanding, to the extent such damage to the Premises, the Building or Property are caused by or result from the negligent or intentional act or omission of the Tenant or any of its employees, contractors, agents, invitees or licensees, then (a) the Rent shall not be abated or apportioned as aforesaid, and (b) the Tenant shall pay to the Landlord upon demand, as Additional Rent, the cost of (i) any repairs and restoration made or to be made as a result of such damage, or (ii) (if the Landlord elects not to restore the Building) any damage or loss which the Landlord incurs as a result of such damage, except if and to the extent that the Tenant is released from liability therefor pursuant to the provisions of (S)4.03 hereof.


                            ARTICLE IX - CONDEMNATION
                            -------------------------

     (S)9.01 Right to Award.

     If any or all of the Premises are taken by the exercise of any power of eminent domain or are conveyed to or at the direction of any governmental entity under a threat of any such taking (each of which a "Condemnation"), the Landlord shall be entitled to collect from the condemning authority thereunder the entire amount of any award or consideration for such conveyance, without deduction therefrom for any leasehold or other estate held by the Tenant under this Lease. The Landlord shall be entitled to conduct any condemnation proceeding and any settlement connected therewith free of interference from the Tenant, and the Tenant hereby waives any right which it has to participate therein. However, the Tenant may seek, in a separate proceeding, a separate award on account of any damages or costs incurred by the Tenant as a result of any such Condemnation, so long as such separate award in no way diminishes any award or payment which the Landlord would otherwise receive as a result of such Condemnation.

     (S)9.02 Effect of Condemnation.

     If (a) all of the Premises are covered by a Condemnation, or (b) any part of the Premises is covered by a Condemnation and the remainder is insufficient for the reasonable operation of the Tenant's business, or (c) any of the Building is covered by a Condemnation and, in the Landlord's reasonable opinion, it would be impractical to restore the remainder thereof, or (d) any of the rest of the Property is covered by a Condemnation and, in the Landlord's reasonable opinion, it would be impractical to continue to operate the remainder of the Property thereafter, then, in any such event, the Term shall terminate on the date on which possession of the property covered by such Condemnation is taken by the condemning authority thereunder, and all Rent (including any Additional Rent and other charges payable hereunder) shall be apportioned and paid to such date. If there is a Condemnation and the Term does not terminate pursuant to the foregoing provisions of this subsection, the operation and effect of this Lease shall be unaffected by such Condemnation, except that the Base Rent shall be reduced in proportion to the square footage of floor area, if any, of the Premises covered by such Condemnation.

     (S)9.03 Interruption.

     If there is a Condemnation, the Landlord shall have no liability to the Tenant on account of any (a) interruption of the Tenant's business upon the Premises, (b) diminution in the Tenant's ability to use the Premises, or (c) other injury or damage sustained by the Tenant as a result of such Condemnation.


                      ARTICLE X - ASSIGNMENT AND SUBLETTING
                      --------------------------------------

     (S)10.01 Consent.

     Tenant agrees to not (a) assign any of its rights under this Lease or (b) make or permit any sublease, license, mortgage, pledge or other transfer of any part of the Premises (any of the foregoing in (a) or (b) hereinafter referred to as a "Transfer"), without first obtaining the Landlord's written consent thereto, which shall not be unreasonably withheld by the Landlord. If consent to any one Transfer is given, such consent shall not extend to any subsequent Transfer. The Landlord shall be entitled, at its sole discretion, to condition any such consent upon the entry by such person into an agreement with (and in form and substance satisfactory to) the Landlord, by which it assumes all of the Tenant's obligations hereunder. Any person to whom any Transfer is attempted without such consent shall have no claim, right or remedy whatsoever hereunder against the Landlord, and the Landlord shall have no duty to recognize any person claiming under or through such Transfer. The sale, assignment or other transfer of a controlling interest in the ownership of Tenant (if a corporation), the sale, assignment or other transfer of any general partnership interest in Tenant (if a partnership), the sale of substantially all of Tenant's assets, and the merger of Tenant into another organization, after which merger Tenant shall not be the surviving corporation or partnership, shall each be considered a Transfer for the purposes of this Lease.

     (S)10.02 No Release.

     No such Transfer or other action taken with or without the Landlord's consent shall in any way relieve or release the Tenant from full liability for the timely performance of all of the Tenant's obligations under this Lease.

     (S)10.03 Excess Rents.

     In the event that Tenant effects a Transfer and at any time receives periodic rent and/or other consideration which exceeds that which Tenant is obligated to pay to Landlord hereunder, Tenant shall pay to Landlord all of such excess rent or other consideration promptly (but in no event later than 2 days) after receipt of such monies.

     (S)10.04 Landlord's Transfers.

     Landlord shall have the unrestricted right to assign or transfer this Lease to purchasers of the Building, to holders of mortgages or deeds of trust on the Building, or to any other party.

                       ARTICLE XI - RULES AND REGULATIONS
                       ----------------------------------

     (S)11.01 Landlord's Rules.

     The Landlord shall have the right to impose and subsequently modify, from time to time and at its sole discretion, reasonable rules and regulations as outlined on Exhibit C attached hereto, (hereinafter referred to as the "Rules and Regulations") having uniform applicability to all tenants of the Building (subject to the provisions of their respective leases) and governing their use and enjoyment of the Building and the remainder of the Property. The Tenant and its agents, employees, invitees and licensees shall comply with such Rules and Regulations.


                         ARTICLE XII - MORTGAGE LENDERS
                         ------------------------------

     (S)12.01 Subordination.

     This Lease shall be subject and subordinate to the lien, operation and effect of each mortgage, deed of trust, ground lease and/or other similar instrument covering any or all of the Premises or the Property, and each renewal, modification or extension thereof (each of which referred to as a "Mortgage"), all automatically and without the necessity of any further action by either party hereto, provided, however, that in the event the beneficiary under any such Mortgage (referred to as a "Mortgagee") succeeds to the interest of Landlord hereunder through foreclosure or otherwise, such Mortgagee shall honor this Lease and not disturb Tenant in its possession of the Premises except upon an Event of Default (defined in (S)14.01 below). In addition, Tenant shall attorney to any such Mortgagee and agrees that such Mortgagee shall not be liable to Tenant for any defaults by Landlord under this Lease or for any other event occurring prior to such Mortgagee's succeeding to the interest of Landlord hereunder.

     (S)12.02 Written Agreement.

     The Tenant shall, within 7 days after request by the Landlord or any Mortgagee, execute, acknowledge and deliver such further instrument as is requested by Landlord or any Mortgagee to acknowledge the rights of the parties described in (S)12.01 above and providing such other information and certifications as is reasonably requested. Any Mortgagee may at any time subordinate the lien of its Mortgage to the operation and effect of this Lease without obtaining the Tenant's consent thereto, in which event this Lease shall be deemed to be senior to such Mortgage without regard to their respective dates of execution, delivery and/or recordation among the land records of the jurisdiction in which the Property is located.

     (S)12.03 Estoppel Certificate.

     The Tenant shall from time to time, within 7 days after request by the Landlord or any Mortgagee, execute, acknowledge and deliver to the Landlord (or, at the Landlord's request, to any existing or prospective purchaser, assignee or Mortgagee) a written certification (a) that this Lease is unmodified and in full force and effect (or, if there has been any modification, stating the nature of such modification), (b) as to the dates to which the Base Rent and any Additional Rent and other charges arising hereunder have been paid, (c) as to the amount of any prepaid Rent or any credit due to the Tenant hereunder, (d) that the Tenant has accepted possession of the Premises and all improvements thereto are as required hereunder, and the date on which the Term commenced, (e) as to whether, to the best knowledge, information and belief of the Tenant, the Landlord or the Tenant is then in default in performing any of its obligations hereunder (and, if so, specifying the nature of each such default), and

(f) as to any other fact or condition reasonably requested by the Landlord or such other party. Any such certificate may be relied upon by the Landlord and any such other party to whom the certificate is directed.

                    ARTICLE XIII - ENVIRONMENTAL COVENANTS
                    --------------------------------------

     (S)13.01 Prohibitions.

     Without the Landlord's express written consent, Tenant agrees that Tenant, its employees, licensees, invitees, agents and contractors shall not use, manufacture, release, store or dispose of on, under or about the Premises any explosives, flammable substances, radioactive materials, asbestos in any form, paint containing lead, materials containing urea formaldehyde, polychlorinated biphenyls, oil or petroleum products or byproducts, or any other hazardous, toxic or dangerous substances, wastes or materials, whether having such characteristics in fact or defined as such under federal, state or local laws or regulations and any amendments thereto, including but not limited to (a) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. (S)(S) 9061 et seq., (b) the Hazardous Materials Transportation Act, 49 U.S.C. (S)(S) 1802 et seq., (c) the Resources Conservation and Recovery Act, 42 U.S.C. (S)(S) 6901 et seq., (d) the Toxic Substance Control Act of 1976, as amended, 15 U.S.C. (S)(S) 2601 et seq., (e) the Federal Water Pollution Control Act, 33 U.S.C. (S)(S) 1251 et seq., (f) the Clean Air Act, 42 U.S.C. (S)(S) 7401 et seq., (g) the Superfund Amendments and Reauthorization Act, Public Law 99-499, 100 Stat. 1613, (h) the National Environmental Policy Act, 42 U.S.C. Section 4321, (i) the Safe Drinking Water Act, 42 U.S.C. Sections 300F, et seq., (j) the Environmental Protection Agency regulations pertaining to asbestos (including, without limitation, 40 C.F.R.
Part 61, Subpart M), and (k) the Occupational Safety and Health Administration regulations pertaining to asbestos, including without limitation 29 C.F.R. Sections 1910.1001 and 1926.58 (all such materials and substances being hereinafter referred to as "Hazardous Materials").

     (S)13.02 Inspection.

     Landlord, in addition to its other rights under this Lease, may enter upon the Premises at any time for the purposes of inspecting to determine whether the Premises or the environment have become contaminated with Hazardous Materials. In the event Landlord discovers the existence of any such Hazardous Materials due to fault or other act of Tenant or its agents, employees, invitees or licensees, Tenant shall reimburse Landlord upon demand for the costs of such inspection, sampling and analysis.

     (S)13.03 Indemnification.

     Without limiting the above, Tenant shall indemnify and hold harmless Landlord from and against any and all claims, losses, liabilities, damages, costs and expenses, including without limitation attorneys' fees and the costs of any required or necessary repair, cleanup or detoxification, arising out of or in any way connected with the existence, use, manufacture, storage or disposal of Hazardous Materials by Tenant or its employees, agents, invitees, licensees or contractors on, under or about the Premises, the Building or the Property. The indemnity obligations of Tenant under this clause shall survive any termination of this Lease, and the Tenant will not be responsible for any pre-existing conditions.

                      ARTICLE XIV - DEFAULT AND REMEDIES
                      ----------------------------------

     (S)14.01 Defaults.

     As used in the provisions of this Lease, each of the following events shall constitute, and is hereinafter referred to as, an "Event of Default":

     (A) If the Tenant fails to (1) pay any Rent or any other sum which it is obligated to pay by any provision of this Lease, when and as due and payable hereunder, or (2) perform any of its other obligations under the provisions of this Lease; or

     (B) If the Tenant or any guarantor of this Lease (1) applies for or consents to the appointment of a receiver, trustee or liquidator of the Tenant or of all or a substantial part of its assets, (2) is subject to a petition in bankruptcy, if not dismissed within 120 days or admits in writing its inability to pay its debts as they come due, (3) makes an assignment for the benefit of its creditors, (4) files a petition or an answer seeking a reorganization or an arrangement with creditors, or seeks to take advantage of any insolvency law,
(5) performs any other act of bankruptcy, or (6) files an answer admitting the material allegations of a petition filed against the Tenant in any bankruptcy, reorganization or insolvency proceeding; or

     (C) If the Tenant fails to assume possession and occupy of the Premises within 15 days after the Commencement Date, or if thereafter the Tenant vacates or abandons the Premises for more than 15 continuous days.

     (S)14.02 Grace Period.

     Anything contained in the provisions of this article to the contrary notwithstanding, on the occurrence of an Event of Default, the Landlord shall not exercise any right or remedy which it holds under any provision of this Lease or applicable law unless and until:

     (A) The Landlord has given written notice thereof to the Tenant, and

     (B) The Tenant has failed, (1) if such Event of Default consists of a failure to pay money, to pay all of such money within 5 days after such notice, or (2) if such Event of Default consists of something other than a failure to pay money, to fully cure such Event of Default within 15 days after such notice or, if such Event of Default cannot be cured within 15 days and Tenant commences to cure same within 15 days, to fully cure such Event of Default within 30 days; all provided, that

     (C) No such notice shall be required, and the Tenant shall be entitled to no such grace period, (1) in any emergency situation in which the Landlord acts to cure such Event of Default pursuant to the provisions of P. (B) in (S)14.03 below, or (2) an Event of Default occurs more than twice during any 12 month period, or (3) if the Tenant has substantially terminated or is in the process of substantially terminating its continuous occupancy and use of the Premises, or (4) in the case of any Event of Default enumerated in the provisions of P.
(B) in (S)14.01 above.

     (S)14.03 Remedies.

     Upon the occurrence of any Event of Default, the Landlord may (subject to (S)14.02 above) take any or all of the following actions:

     (A) Sell at public or private sale all or any part of the fixtures, equipment, inventory and other property belonging to Tenant and in which the Tenant has granted a lien to Landlord under (S)14.05 below, at which sale Landlord shall have the right to become the purchaser upon being the highest bidder, and apply the proceeds of such sale, first, to the payment of all costs and expenses of seizing and storing such property and conducting the sale (including all attorneys' fees), second, toward the payment of any indebtedness, including (without limitation) that for Rent, which may be or may become due from Tenant to Landlord, and, third, to pay Tenant any surplus remaining after all indebtedness of Tenant to Landlord including expenses has been fully paid;

     (B) Perform on behalf of and at the expense of Tenant any obligation of Tenant under this Lease which Tenant has failed to perform, without prior notice to Tenant, the total cost of which by Landlord, together with interest thereon at the rate of 18% per annum from the date of such expenditure, shall be deemed Additional Rent and shall be payable by Tenant to Landlord upon demand;

     (C) With or without terminating this Lease and the tenancy created hereby, re-enter the Premises with or without court action or summary proceedings, remove Tenant and all other persons and property from the Premises, and store any such property in a public warehouse or elsewhere at the costs of and for the account of Tenant, all without resort to legal process and without Landlord being deemed guilty of trespass or becoming liable for any loss or damage occasioned thereby;

     (D) With or without terminating this Lease, and from time to time, make such improvements, alterations and repairs as may be necessary in order to relet the Premises, and relet the Premises or any part thereof upon such term or terms (which may be for a term extending beyond the term of this Lease) at such rental or rentals and upon such other terms and conditions (which may include concessions, free rent and/or improvements) as Landlord in its sole discretion may deem advisable; and, upon each such reletting, all rentals received by Landlord shall be applied, first, to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord, second, to the payment of all costs and expenses of such reletting (including but not limited to brokerage fees, attorneys' fees and costs of improvements, alterations and repairs), third, to the payment of all Rent due and unpaid hereunder, and the balance, if any, shall be held by Landlord and applied in payment of future rent as the same may become due and payable hereunder; and/or

     (E) Exercise any other legal or equitable right or remedy which it may have by law or otherwise.

     No reentry or taking possession of the Premises by Landlord shall be construed as an election on its part to terminate this Lease unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction. Notwithstanding that Landlord may have released the Premises without termination, Landlord may at anytime thereafter elect to terminate this Lease for any previous default. If the Premises or any part thereof is released, Landlord shall not be liable for, nor shall Tenant's obligations hereunder be diminished by reason of, any failure by Landlord to relet the Premises or any failure by Landlord to collect any rent due upon such reletting. No action taken by the Landlord under the provisions of this section shall operate as a waiver of any right which the Landlord would otherwise have against the Tenant for the Rent hereby reserved or otherwise, and the Tenant shall at all times remain responsible to the Landlord for any loss and/or damage suffered by the Landlord by reason of any Event of Default.

     (S)14.04 Damages.

     Upon any Event of Default, Tenant shall remain liable to the Landlord for the following amounts: (a) any Rent of any kind whatsoever which may have become due with respect to the period in the Term which has already expired, (b) all Rent which becomes due during the remainder of the Term, (c) all costs, fees and expenses incurred by Landlord in leasing the Premises to others from time to time, including but not limited to leasing commissions, construction and other build-out costs, design and permitting costs and the like, and (d) all costs, fees and expenses incurred by Landlord in pursuit of its remedies hereunder, including but not limited to attorneys' fees and court costs. All such amounts shall be due and payable immediately upon demand by Landlord and shall bear interest at 18% per annum until paid. Furthermore, at Landlord's option, Tenant shall be obligated to pay, in lieu of item (b) above in this (S)14.04, an amount (the "Substitute Amount") which is equal to the present value of all Rent which would become due during the remainder of the Term, including all Additional Rent which shall be deemed to continue and increase over such remainder of the Term at the average rate of increase occurring over the then expired portion of the Term, with such present value to be determined by discounting at an annual rate of interest which is equal to 5%. Provided that the Substitute Amount is actually paid in full to Landlord and the Premises are surrendered by Tenant, Landlord shall affirmatively list the Premises with its broker as available for lease (to the extent Landlord's contract with such broker does not already apply to all vacant space at the Building), and Tenant shall receive a reduction and reimbursement of all such amounts which is equal to the amount of any rent actually received from others to whom the Premises may be rented during the remainder of the original Term. Tenant and Landlord acknowledge and agree that payment to Landlord of the foregoing Substitute Amount, together with the corresponding reduction by reimbursement to Tenant of any rent paid by substitute tenants, are a reasonable forecast of the actual damages which will be suffered by Landlord in case of an Event of Default by Tenant, which actual damages are otherwise difficult or impossible to ascertain, and therefore such payment and reimbursement together constitute liquidated damages and not a penalty. Any suit or action brought by Landlord to collect any such liquidated damages shall not in any manner prejudice any other rights or remedies of Landlord hereunder.

     (S)14.05 Landlord's Lien.

     Tenant hereby grants to Landlord an express first and prior contract lien and security interest on all fixtures, equipment, inventory and other property which may be placed in the Premises or affixed or attached thereto and also upon all proceeds of any insurance which may be issued on account of damage to any such property. All exemption laws are hereby waived in favor of said lien and security interest benefiting Landlord. This lien and security interest is given in addition to any statutory lien benefiting Landlord and shall be cumulative thereto or alternative thereto as elected by Landlord at any time. If requested by Landlord, Tenant shall execute, deliver to Landlord and/or file at Tenant's expense with the public records Uniform Commercial Code financing statements in sufficient form to perfect the security interest hereby given. Landlord shall, in addition to all of its rights under the Lease, also have all of the rights and remedies of a secured party under the Uniform Commercial Code of the state in which the Premises are located.

     (S)14.06 Waiver of Jury Trial.

     All parties hereto, both the Landlord and Tenant as principals and any guarantors, hereby release and waive any and all rights provided by law to a trial by jury in any court or other legal proceeding initiated to enforce the terms of this Lease, involving any such parties, or connected in any other manner with this Lease.

                          ARTICLE XV - QUIET ENJOYMENT
                          ----------------------------

     (S)15.01 Covenant.

     Landlord hereby covenants that the Tenant, on paying the Rent and performing the covenants set forth herein, shall peaceably and quietly hold and enjoy throughout the Term the Premises and such rights as the Tenant may hold hereunder with respect to the remainder of the Property.


                              ARTICLE XVI - NOTICES
                              ---------------------

     (S)16.01 Notices.

     Any notice, demand or other communication to be provided hereunder to a party hereto shall be (a) in writing, (b) deemed to have been given (i) three
(3) days after being sent in the United States mails, postage prepaid, (ii) one day after being sent by overnight courier, or (iii) immediately upon its actual delivery, and (c) addressed to the Premises if directed to the Tenant, or addressed in c/o Colliers Pinkard, 7 E. Redwood Street, Suite 1200, Baltimore, Maryland 21202 if directed to the Landlord.


                             ARTICLE XVII - GENERAL
                             ----------------------

     (S)17.01 Entire Agreement.

     This Lease represents the entire agreement between the parties hereto as to the subject matter hereof and supersedes all prior written or oral negotiations, representations, warranties, statements or agreements between the parties hereto as to the same.

     (S)17.02 Amendment.

     This Lease may be amended by and only by a written instrument executed and delivered by each party hereto.

     (S)17.03 Applicable Law.

     This Lease shall be given effect and construed by application of the law of the state in which the Property is located.

     (S)17.04 Waiver.

     The Landlord shall not be deemed to have waived the exercise of any right which it holds hereunder unless such waiver is made expressly and in writing, and no delay or omission by the Landlord in exercising any such right shall be deemed to be a waiver of its future exercise. No such waiver as to any instance involving the exercise of any such right shall be deemed a waiver as to any other such instance or any other such right.

     (S)17.05 Time of Essence.

     Time shall be of the essence of this Lease.

     (S)17.06 Headings.

     The headings of the articles, subsections, paragraphs and subparagraphs hereof are provided herein only for convenience of reference and shall not be considered in construing their contents.

     (S)17.07 Severability.

     No determination by any court, governmental body or otherwise that any provision of this lease or any amendment hereof is invalid or unenforceable in any instance shall affect the validity or enforceability of any other such provision or such provision in any circumstance not controlled by such determination. Each such provision shall be valid and enforceable to the fullest extent allowed by, and shall be construed wherever possible as being consistent with, applicable law.

     (S)17.08 Successors and Assigns.

     This Lease shall be fully binding upon the parties hereto and each of their respective successors and assigns. Whenever two or more parties constitute the Tenant, all such parties shall be jointly and severally liable for performing the Tenant's obligations hereunder.

     (S)17.09 Commissions.

     Each party hereto hereby represents and warrants to the other that in connection with the leasing of the Premises hereunder, the party so representing and warranting has not dealt with any real estate broker, agent or finder, except for W. C. Pinkard & Co., Inc. d/b/a Colliers Pinkard and KLNB (the "Broker"). Each party hereto shall indemnify the other against any inaccuracy in such party's representation. Landlord hereby agrees that it shall pay a commission to the Broker according to a separate agreement. The parties acknowledge and agree that the Broker shall be a third party beneficiary of the foregoing covenants.

     (S)17.10 Recordation.

     This Lease may not be recorded among the land records or among any other public records, without the Landlord's prior written consent.

     (S)17.11 Perpetuities.

     If the rule against perpetuities would invalidate this Lease or any portion hereof, or would limit the time during which this Lease shall be effective, due to the potential failure of an interest in property created herein to vest within a particular time, then notwithstanding anything to the contrary herein, each such interest in property must vest, if at all, before the passing of 21 years from the date of this Lease, or this Lease shall become null and void upon the expiration of such 21 year period and the parties shall have no further liability hereunder.

     (S)17.12 Liability Limitation.

     Neither Landlord nor any trustee, director, officer, employee, representative, asset manager, investment advisor or agent of Landlord, nor any of their respective successors and assigns, shall be personally liable in any connection with this Lease, and Tenant shall resort solely to the Building for the payment to Tenant of any claim or for any performance by Landlord hereunder.

     (S)17.13 Representations and Warranties of Tenant.

     Tenant represents and warrants to the Landlord that it is duly organized and validly existing under the laws of the State of and qualified to transact business in the State of Maryland; that the name and address of its resident agent in the State of Maryland are: _______________ ; that this Lease was duly approved by the Tenant's board of directors, officers, or other required parties, and is binding upon and enforceable against Tenant in accordance with its terms.

     (S)17.14 Exhibits.

     Each exhibit, addendum or other attachment hereto is hereby made a part of this Lease having the full force of all other provisions herein.

     IN WITNESS WHEREOF, each party hereto has executed this Lease under seal on the day and year written first above.


WITNESS:                   LANDLORD:
                           LAKEFRONT LIMITED PARTNERSHIP


                           By: /s/ Mark P. Hanley, Jr. _(SEAL)
 -----------------------      ----------------------------------
                           Name: Mark P. Hanley, Jr.
                                --------------------------------
                           Title: General Partner
                                 -------------------------------


WITNESS:                   TENANT:
                           HATHAWAY INDUSTRIAL AUTOMATION

                           By: /s/ Willliam T. Shaw  (SEAL)
------------------------      ----------------------------------
                           Name: William T. Shaw
                                --------------------------------
                           Title: President
                                 -------------------------------

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